Exhibit 99.1

Universal Travel Group Announces Sale of TRIPEASY Kiosks for RMB 40.3 Million

~Retains Exclusive Kiosk Travel Product Sales Rights for Two-Year Period~

[10-September-2010]

SHENZHEN, China, Sept. 10 /PRNewswire-Asia-FirstCall/ -- Universal Travel Group (NYSE: UTA) ("Universal Travel Group" or the "Company"), a leading travel services provider in China, today announced that the Company, via its subsidiary, Shenzhen Yuzhilu Aviation Service Co., Ltd., has entered into an agreement to sell all of its 1,523 TRIPEASY Kiosks to Shenzhen Xunbao E-Commerce Co., Ltd. ("Shenzhen Xunbao"), an online insurance company, for RMB 40.3 million (approximately $5.9 million) in cash. The transaction is expected to be completed by the end of the fourth quarter of 2010.

Even though Universal Travel Group will no longer operate the kiosks after the completion of the transaction, the Company will have exclusive air ticketing, hotel reservation and package tour travel product sales rights in all existing and future kiosks for a two-year period from the execution of the agreement. Shenzhen Xunbao is expected to utilize the kiosks as a platform for selling its travel insurance and other insurance products and is expected to continue to invest in the expansion of the kiosk network.

TRIPEASY Kiosks are generally located in high traffic, high-end residential and commercial areas like shopping malls, office buildings, residential apartment buildings, and tourist sites. The kiosks provide customers with detailed travel information, easy credit and bank card payment capabilities, and toll-free telephone connections to call centers. In addition, they serve as an advertising and marketing platform.

"We believe this sale will allow us to better focus on our core operations of delivering high quality travel products to our customers throughout China without having to incur the ongoing installation and servicing costs of maintaining over 1,500 TRIPEASY Kiosks," stated Ms. Jiangping Jiang, Chief Executive Officer. "We do not expect this transaction to reduce our top-line, at least for the next two years, as we have secured exclusive air ticketing, hotel reservation and package tour travel product sales rights via the kiosk network. Our travel product offerings are complementary to Shenzhen Xunbao's travel insurance products and, as a result, we expect to negotiate a mutually beneficial arrangement to continue to utilize the TRIPEASY Kiosks as one of our multiple sales channels after the initial two-year period expires. In terms of cost savings, we expect an increase in our gross margin as a result of eliminating costs associated with the kiosks."

About Universal Travel Group

Universal Travel Group, founded in 1998, is a leading travel services provider in China. The Company primarily focuses on the leisure travel market and offers its customers package tours, air ticketing, and hotel reservation services. The Company has multiple sales channels including two 24-hour call centers; an online sales portal at http://www.cnutg.com ; Company-owned and franchised sales offices, and wholesaler relationships. The Company's headquarters and main base of operations is in Shenzhen in the Pearl River Delta region of China. More recently, Universal Travel Group has expanded its business into Western China, opening a second home base in the Chongqing Delta region, and other attractive, under-penetrated tier-two travel markets throughout the country. For more information on the Company, please visit http://us.cnutg.com .

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include "forward-looking statements" within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are "forward-looking statements". Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company's ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Mr. Jing Xie
Secretary of Board and Vice President
Universal Travel Group
Phone: +86-755-8366-8489
Email:	06@cnutg.cn
Web:	us.cnutg.com

Investor Relations Contact:
CCG Investor Relations
Mr. Crocker Coulson, President
Phone: +1-646-213-1915
Email:	crocker.coulson@ccgir.com
Web:	http://www.ccgirasia.com

SOURCE Universal Travel Group